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                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Calavo Growers, Inc. on Form S-4 of our report dated December 14, 2000, except for the second paragraph of Note 14, as to which the date is February 20, 2001, on the financial statements of Calavo Growers of California and subsidiaries as of October 31, 2000 and 1999 and for each of the three years in the period ended October 31, 2000, appearing in the Information Statement/Prospectus, which is part of this Registration Statement, and of our report dated December 14, 2000 relating to the financial statement schedule of Calavo Growers of California and subsidiaries, appearing elsewhere in this Registration Statement.

We also consent to the use in this Registration Statement of Calavo Growers, Inc. on Form S-4 of our report dated April 20, 2001 on the balance sheet of Calavo Growers, Inc. as of January 31, 2001, appearing in the Information Statement/Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Information Statement/Prospectus.


/s/ DELOITTE & TOUCHE LLP


Costa Mesa, California
April 20, 2001